UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013

WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 898-2500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2013, Westell Technologies, Inc. (the “Company”) appointed Amy T. Forster as the Company’s interim Chief Financial Officer.

Ms. Forster will assume the role of interim Chief Financial Officer of the Company effective as of May 25, 2013. As contemplated in connection with his planned resignation, which was previously reported, Brian S. Cooper, former Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, resigned effective as of May 24, 2013. The Company has been conducting a search for a new Chief Financial Officer and is in the process of identifying candidates.

Ms. Forster, age 46, has served as the Company’s Vice President and Corporate Controller since April 1, 2012, and has also served as its Principal Accounting Officer since 2007. She previously served as the Company’s Senior Vice President and Chief Accounting Officer from 2009 until 2012, and as Chief Financial Officer, Treasurer and Secretary from 2007 to 2009. Ms. Forster initially joined the Company in 1994 and, except for a brief period in which she served as Managing Director of Finance and Controller of Claymore Securities, Inc., a privately held financial services firm, has held various other positions with the Company, including Executive Director of Finance. Prior to joining the Company, Ms. Forster served as Controller for Syntronic Instruments, Inc. Ms. Forster is a Certified Public Accountant and began her career as an auditor with Arthur Andersen LLP.

Ms. Forster’s base salary was not increased in connection with her appointment as interim Chief Financial Officer; however, the Company expects to pay her a bonus for her additional responsibilities during this interim period. Ms. Forster continues to be eligible to participate in the Company’s annual performance-based cash bonus plan and long-term equity award program. For a description of these programs and other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on July 30, 2012.

There are no arrangements or understandings between Ms. Forster and any other person pursuant to which she was selected as an officer. Ms. Forster does not have any familial relationship with any director or other executive officer of the Company, and there are no transactions in which Ms. Forster has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	May 28, 2013	By:	/s/ Amy T. Forster
Amy T. Forster
Interim Chief Financial Officer, Vice President and Corporate Controller